UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 21, 2016

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, 32nd Fl New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 205-6300

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 21, 2016, Chimera Investment Corporation, a Maryland corporation (the “Company”), issued a press release announcing that the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on June 7, 2016 (the “Annual Meeting”).

Pursuant to the Company’s Bylaws (the “Bylaws”), the deadline for receipt of shareholder director nominations is February 8, 2016. In order for a shareholder director nomination to be considered timely, it must be delivered to the Company’s principal executive offices at 520 Madison Ave, 32nd Fl, New York, NY 10022 (the “Executive Offices”) not later than 5:00 p.m., Eastern Time, on February 8, 2016, be directed to the attention of the Secretary, and contain the information required by the Bylaws.

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended, the deadline for receipt of stockholder proposals for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 has been set at February 8, 2016. In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company at the Executive Offices by February 8, 2016, be directed to the attention of the Secretary and contain the information required under Rule 14a-8.

Also, pursuant to the Bylaws, in order for a stockholder proposal made outside of Rule 14a-8 to be considered timely, the proposal must be delivered to the Company at the Executive Offices not later than 5:00 p.m., Eastern Time, on February 8, 2016, be directed to the attention of the Secretary, and contain the information required by the Bylaws.

Item 9.01  Financial Statements and Exhibits

            (d)     Exhibits

   99.1     Press Release, dated January 21, 2016, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ Rob Colligan
			Name:	Rob Colligan
			Title:	Chief Financial Officer

Date:	January 21, 2016